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                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACTS OF 2002

In connection with the Quarterly Report of o2wireless Solutions, Inc. (the "Company") on Form 10-Q for the quarterly period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Andrew D. Roscoe, Chairman and co-Chief Executive Officer of the Company, William J. Loughman, President and co-Chief Executive Officer of the Company, and Martin J. Dempsey, Vice President of Finance of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

         (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:      /s/ Andrew D. Roscoe
         ---------------------------------------------------
         Andrew D. Roscoe
         Chairman and co-Chief Executive Officer
         August 19, 2002


         /s/ William J. Loughman
         ---------------------------------------------------
         William J. Loughman
         President and co-Chief Executive Officer
         August 19, 2002


         /s/ Martin J. Dempsey
         ---------------------------------------------------
         Martin J. Dempsey
         Vice President of Finance
         August 19, 2002


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